UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2009

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 22, 2009, Wayne L. Kelley resigned as a Director of The Steak n Shake Company (the “Company”).  Mr. Kelley previously had indicated that he would not stand for re-election at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”).  Mr. Kelley had been a Director since 2003.

Mr. Kelley’s resignation was communicated to the Board of Directors in a letter dated March 22, 2009 (the “Resignation Letter”).  The Resignation Letter is filed as Exhibit 17.1 to this Report on Form 8-K and is incorporated into this Item 5.02 by reference.  The Company disagrees with Mr. Kelley’s position as expressed in the Resignation Letter.  Other than the issues raised in the Resignation Letter, there were no stated disagreements by Mr. Kelley with the Company on any matter relating to the Company’s operations, policies or practices which led to Mr. Kelley’s resignation.

    Mr. Kelley has been provided with a copy of this Report on Form 8-K.  Should he submit a letter to the Company expressing any disagreement with the disclosures made herein, the Company will promptly file a copy of such letter, in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

The following exhibits are filed with this report:

17.1            Letter from Wayne Kelley dated March 22, 2009.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

By: /s/ Sardar Biglari
Sardar Biglari
Executive Chairman and Chief Executive Officer

Dated: March 26, 2009

EXHIBIT INDEX

Exhibit No.	Description
17.1	Letter from Wayne Kelley dated March 22, 2009.